Exhibit 99.1

Isonics Announces Results of Board of Directors Meeting

Company to Divest Life Sciences Division and Effect Stock Split to Maintain Continued Listing on Nasdaq

GOLDEN, Colo.—(BUSINESS WIRE)—Isonics Corporation (NASDAQ: ISON), a provider of innovative solutions for the homeland security and semiconductor markets, announced today results of a meeting of its Board of Directors. At the meeting, the Board reaffirmed its decision to complete a 1 for 4 reverse stock split as part of a plan to maintain Isonics’ continued listing status on the Nasdaq and decided to exit the Company’s legacy life sciences business.

The Company determined that life sciences is no longer strategic to its objective to build a sustainable, long-term business and has elected to sell its life sciences business in order to focus management and Company resources on more rapidly-growing and higher potential opportunities in the semiconductor and homeland security product areas.

“During the past two years, the life sciences division has faced a challenging operating environment which has required a significant amount of management time and effort. We believe the sale of the business will improve our overall operations and heighten our focus on developing our core business units,” said James Alexander, Isonics’ Chairman & CEO.

Isonics has begun the process to complete a reverse split with a record date of February 13, 2007. The reverse split, which was approved by the shareholders on January 2, 2007, is one of the steps that the Company believes is necessary to allow the Company to maintain its listing on the Nasdaq Capital Market. The Company was notified on January 12, 2007 that its common stock was not in compliance with the $1.00 per share minimum bid price requirement for continued inclusion under Nasdaq Marketplace Rule 4310(c)(4) and is subject to delisting from the Nasdaq Capital Market. The Company subsequently applied for, and was granted, a hearing scheduled for March 1, 2007 for a determination on whether to grant continued listing of Isonics’ stock on the Nasdaq Capital Market.  Isonics cannot offer any assurance that the reverse stock split itself will be sufficient to maintain its listing.

About Isonics Corporation

Isonics Corporation has three business divisions: (1) Homeland Security and Defense (2) Semiconductor Products and Services, and (3) Life Sciences (which is currently in the process of being divested). Isonics is a world leader in isotopically engineered materials and through its semiconductor division, it provides 300-millimeter products and services, wafer thinning and silicon-on-insulator wafers, for the semiconductor industry. Isonics’ Life Sciences division markets and sells isotopes to the health care industry for the imaging and treatment of cancer. Stable isotopes can be thought of as ultra pure materials. This high degree of purification provides enhanced properties as compared to natural materials. Additional information may be obtained at the Company’s Web site at www.isonics.com.

Cautionary Statement

Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve estimates, assumptions, known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s 10-KSB for the year ended April 30, 2006 and reports subsequently filed with the Securities and Exchange Commission, which include the Company’s historical cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in these filings with the Securities and Exchange Commission.

Contact:
Isonics Corporation
James E. Alexander, 303-279-7900
or
CEOcast, Inc. for Isonics
Andrew Hellman, 212-732-4300